UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): November 10, 2002

                          INTERNATIONAL SURFACING, INC.
               (Exact name of registrant as specified in charter)

          Delaware                 000-31403                   52-2257557
(State or other jurisdiction     (Commission                 (IRS Employer
     of incorporation)           File Number)               Identification No.)

               5 Erie Street, Garfield, New Jersey       07026
           (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (973) 253-6131

                                   Copies to:
                             Richard Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01         Change in Control of Registrant

On November 12, 2002, Pierce Mill Associates, Inc. ("Pierce"), which was the sole shareholder of International Surfacing, a Delaware corporation (the "Company") entered into a Securities Purchase Agreement with International Surfacing, Inc., a New Jersey corporation ("International-NJ") whereby Pierce sold all of its issued and outstanding shares of the Company to International-NJ in consideration for $15,000.

In November 2002, the Company entered into an Exchange of Stock Agreement with International-NJ, and its shareholders, whereby the Company issued 25,000,000 shares of its common stock to the shareholders of International-NJ in exchange for all the issued and outstanding shares of common stock of International-NJ. As a result, International-NJ became a wholly-owned subsidiary of the Company.


ITEM 9.01         Financial Statements and Exhibits

10.1 Securities Purchase Agreement entered by and between Pierce Mill Associates, Inc. and International Surfacing, Inc., a New Jersey corporation (Incorporated by reference to Form 8-K Current Report filed on July 10, 2003)

10.2 Exchange of Stock Agreement dated November 2002 by and between International Surfacing, Inc., a New Jersey corporation, and the Stockholders of International Surfacing, Inc., a New Jersey corporation (Incorporated by reference to Form 8-K Current Report filed on July 10, 2003)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL SURFACING, INC.



Date:  November 8, 2004                     /s/ Sam Serritella
                                            ---------------------------
                                                Sam Serritella
                                                Chief Executive Officer